UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2014 (April 23, 2014)

BROOKDALE SENIOR LIVING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2014, Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and HCP, Inc., a Maryland corporation (“HCP”), entered into a Master Contribution and Transactions Agreement (the “Master Agreement”). At the closing contemplated by the Master Agreement (the “Closing”), the Company and HCP will enter into two joint venture transactions and amend the terms of certain existing agreements between the Company and HCP and/or certain of their respective affiliates, and between Emeritus Corporation, a Washington corporation (“Emeritus”), and HCP and/or certain of their respective affiliates. The Closing is subject to a number of conditions, as described below, including the prior or concurrent closing of the previously announced merger (the “Merger”) between the Company and Emeritus described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2014.

Joint Venture Transactions

Each of the joint ventures contemplated by the Master Agreement will use a “RIDEA” structure, whereby each of the Company and HCP will invest in an “opco” joint venture and a “propco” joint venture. The propco will own most of the applicable communities and will lease such communities to the opco pursuant to long-term leases. The opco will own the remainder of the applicable communities not owned by the propco, and the opco will engage an affiliate of the Company to manage all of the communities pursuant to management agreements with 15-year terms subject to certain extension options.

Joint Venture Relating to the Company’s and HCP’s CCRC Entrance Fee Communities. At the Closing, the Company and HCP will enter into a joint venture with respect to certain continuing care retirement / entrance fee communities currently owned by HCP or the Company and leased and/or operated by the Company. The Company will own a 51% ownership interest, and HCP will own a 49% ownership interest, in each of the propco and opco. Pursuant to the terms of the Master Agreement, the Company will contribute to the joint venture eight wholly-owned entities (owning nine properties in eight CCRC communities subject, in certain cases, to existing debt), and HCP will contribute to the joint venture one or more wholly-owned entities (owning three unencumbered properties in two CCRC communities). One of the properties to be contributed by Brookdale is under construction and will be contributed to the joint venture subject to existing debt, upon the earlier of the first anniversary of the Closing and receipt of the certificate of occupancy for such community. In addition to these 10 CCRC communities, the Company will contribute the rights and obligations of the Company under previously executed purchase agreements (the “Purchase Agreements,” which were entered into on April 22, 2014 by the Company and provide for the acquisition by the Company, independent of the joint venture and Merger transactions, of four communities managed by the Company for an aggregate purchase price of $323.5 million, including fees associated with the prepayment of certain debt), and HCP will contribute $323.5 million in cash for such purchases. Each of the communities in the joint venture will be managed by an affiliate of the Company, and the Company will guarantee certain obligations of the manager under the applicable management agreements. Each of the propco and opco will be governed by a board of managers consisting of six members, with three representatives each appointed by the Company and HCP.

Joint Venture Relating to Certain Emeritus / HCP Communities. At the Closing, the Company and HCP will enter into a joint venture with respect to certain independent living, assisted living, memory care and/or skilled nursing care communities currently owned by HCP and leased and operated by Emeritus. The Company will own a 20% ownership interest, and HCP will own an 80% ownership interest, in each of the propco and opco. Pursuant to the terms of the Master Agreement, HCP will make a loan to the Company in the original principal amount of approximately $68 million to fund the Company’s initial capital contribution to the joint venture. HCP will contribute to propco 49 unencumbered communities. In addition, prior to the Closing, an HCP affiliate will make a mezzanine loan to another affiliate of HCP in the principal amount of approximately $628 million that will be assumed by propco at the Closing, which loan will have a term of seven years, will provide for interest at an average annual rate of 11.4% for the first three years, at an annual rate of 5.5% for years four and five, at an annual rate of 5.75% in year six and at an annual rate of 6.0% in year seven, and will be secured by a pledge of equity interests in propco or its subsidiaries. Upon formation of the joint venture at the Closing, propco will lease the communities to opco. Each of the communities in the joint venture will be managed by an affiliate of the Company, and the Company will guarantee certain obligations of the manager under the applicable management agreements.

Pursuant to the terms of the Master Agreement, the Company will pay to HCP a fee related to the lease restructuring in the amount of $34 million, which fee will be payable over a two year period.

Amendments to Existing Agreements (including Triple Net Leases)

At the Closing, the Company and HCP will amend and restate certain triple net leases between Emeritus and affiliates of HCP in respect of 153 communities, which amended and restated leases will provide for the creation of multiple pools of master leases. The terms of these master leases will average approximately fifteen years, subject to two extension options of approximately ten years each, and the master leases will be guaranteed by the Company. The amended and restated leases will provide for total base rent in 2014 of $158 million (unchanged from the existing rent) and will include lower future rent payments and escalations compared to the existing leases. HCP has agreed to make available up to $100 million for capital expenditures related to the communities during calendar years 2014 through 2017 at an initial lease rate of 7.0%. Each master lease includes certain customary covenants, with respect to, among other things, capital expenditure requirements, restrictions on the ownership, operation and management of competing communities and transfer restrictions (including restrictions on changes of control of the Company). Each master lease also includes customary events of default and remedies relating thereto. In addition, the master leases will include a purchase option in favor of the Company for up to ten communities at an aggregate purchase price not to exceed $60 million. The purchase price for any acquisition pursuant to a purchase option will be financed by HCP with mortgage debt.

In connection with the transactions contemplated by the Master Agreement, the Company and HCP have also agreed that, at the Closing, (i) the Company will waive the purchase option rights granted by HCP to Emeritus pursuant to 49 of the existing Emeritus leases, (ii) the parties will modify the existing term extension hurdle and incentive management fee structure applicable to an existing joint venture between the Company and HCP in respect of 20 independent living, assisted living, memory care and/or skilled nursing care communities and (iii) HCP will release certain deposits and reserves posted by the Company and Emeritus and certain of their respective affiliates and held by HCP or its affiliates in connection with existing leases between the parties, subject to any required lender consents.

The Master Agreement contains certain customary representations and warranties made by each party that are qualified by the confidential disclosures provided to the other party in connection with the Master Agreement. The Company and HCP have also agreed to various customary covenants and agreements, including that Brookdale will use commercially reasonable efforts to obtain certain required lender consents and governmental approvals, subject to certain restrictions. In addition, the Company and HCP have agreed to indemnify each other for losses arising out of breaches of representations, warranties and covenants and for certain pre-closing liabilities, in each case subject to certain limitations.

The obligations of the Company and HCP to consummate the transactions contemplated by the Master Agreement are subject to the satisfaction or waiver of certain conditions, including the prior or concurrent closing of the Merger, the receipt of required lender consents and regulatory approvals, the absence of a material default under any other agreement between the Company and HCP and/or any of their respective affiliates and the consummation of the transactions contemplated by the Purchase Agreements at or promptly following Closing. The Master Agreement may be terminated by either party under certain circumstances, including a breach by the other party of its obligations under the Master Agreement that is not cured within the applicable period or the failure of the Closing to occur by December 31, 2014.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On April 23, 2014, the Company and HCP jointly issued a press release, and the Company released a presentation, in each case in connection with the Master Agreement. Copies of the press release and presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward Looking Statements

Certain items in this Form 8-K (and exhibits hereto) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit communities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the Merger and the transactions contemplated by the Master Agreement, including in respect of the satisfaction of closing conditions to such transactions; unanticipated difficulties and/or expenditures relating to such transactions; the risk that regulatory approvals required for such transactions are not obtained or are obtained subject to conditions that are not anticipated; uncertainties as to the timing of such transactions; litigation relating to such transactions; the impact of such transactions on each company’s relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from such transactions; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

In connection with the Merger, the Company plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and Emeritus that also constitutes a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE JOINT

PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the joint proxy statement/prospectus and other filings containing information about the Company and Emeritus may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.brookdale.com under the heading “About Brookdale / Investor Relations” or from Emeritus at www.emeritus.com under the heading “Investor Relations.”

The Company and Emeritus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Emeritus’ stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the proxy statement for the Company’s 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 30, 2013. Information about the directors and executive officers of Emeritus and their ownership of Emeritus Common Stock is set forth in the proxy statement for Emeritus’ 2013 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 9, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 23, 2014 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 23, 2014).

99.2	Presentation, dated April 23, 2014 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 23, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2014	BROOKDALE SENIOR LIVING INC.

	By:	/s/ Chad C. White
Name: Chad C. White
Title: Vice President, Co-General Counsel and Secretary

BROOKDALE SENIOR LIVING INC.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 23, 2014 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 23, 2014).

99.2	Presentation, dated April 23, 2014 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on April 23, 2014).